    As filed with the Securities and Exchange Commission on January 31, 1997
                                               Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ALPHA MICROSYSTEMS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

CALIFORNIA                                                        95-3108178
----------                                                        ----------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification No.)
2722 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA                  92704
-------------------------------------------------                  -----
(Address of Principal Executive Offices)                        (Zip Code)


                               ALPHA MICROSYSTEMS
                        1993 EMPLOYEE STOCK OPTION PLAN,
                        --------------------------------
               1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
               -------------------------------------------------
                                      AND
                                      ---
                         EMPLOYEE STOCK PURCHASE PLAN,
                         -----------------------------
                           (Full Title of the Plans)
            DOUGLAS J. TULLIO, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALPHA MICROSYSTEMS
                           2722 SOUTH FAIRVIEW STREET
                          SANTA ANA, CALIFORNIA  92704
                    (Name and Address of Agent For Service)

                                 (714) 957-8500
                                 --------------
         (Telephone number, including area code, of agent for service)

                                   Copy to :
                             DEBRA DISON HALL, ESQ.
                   ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP
                     515 SOUTH FIGUEROA STREET,  7TH FLOOR
                      LOS ANGELES, CALIFORNIA  90071-3398
                                 (213) 622-5555

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                            Proposed Maximum
Title of Securities to be                                  Offering Price Per        Proposed Maximum                Amount of
       Registered            Amount to be Registered            Share(1)          Aggregate Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock              825,000 Shares(2)                $1-7/16                 $1,185,938                      $409
     (No par value)
===================================================================================================================================

(1) Based on the market price of Common Stock on January 28, 1997 in accordance with Rule 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.

(2) The Alpha Microsystems 1993 Employee Stock Option Plan, as amended, authorizes the issuance of a maximum of 925,000 shares. However, 550,000 of the shares which may ultimately be issued pursuant to such plan upon exercise of options have already been registered pursuant to Form S-8 Registration Statement No. 33-62411. Thus, the additional 375,000 shares authorized for issuance under such plan are being registered pursuant to this Registration Statement, together with the 100,000 shares and 350,000 shares authorized for issuance under the 1996 Nonemployee Director Stock Compensation Plan and the Employee Stock Purchase Plan, respectively.

The Exhibit Index to this Registration Statement is located on pages 7 and 8 of this filing.
-------------------------------------------------------------------------------

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents which have been filed by Alpha Microsystems, a California corporation (the "Corporation" or the "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated herein by this reference and made a part hereof:

                 1. Annual Report on Form 10-K for the fiscal year ended February 25, 1996.

                 2. Quarterly Report on Form 10-Q for the quarterly period ended November 24, 1996.

                 3.       Current Report on Form 8-K dated August 10, 1996.

                 4. Description of the Corporation's Common Stock, contained in its Registration Statement on Form 8-A, dated June 24, 1982 filed under Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                 All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Legal matters in connection with the shares of Common Stock of the Corporation subject to issuance pursuant to the Corporation's 1993 Employee Stock Option Plan, 1996 Nonemployee Director Stock Compensation Plan and Employee Stock Purchase Plan have been passed upon by Allen, Matkins, Leck, Gamble & Mallory LLP, 18400 Von Karman, Fourth Floor Irvine, California 92612.

                 Marvin E. Garrett, a partner in the law firm of Allen, Matkins, Leck, Gamble & Mallory LLP, beneficially owns 51,000 shares of the Corporation's Common Stock.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 317 of the General Corporation Law of the State of California authorizes indemnification of directors, officers, employees and other agents of California corporations.




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


Pursuant to the Corporation's Articles of Incorporation, Bylaws and indemnification agreements with various officers and directors, under certain circumstances, the Corporation (i) will indemnify directors and officers (the "Indemnitees") to the full extent authorized by the General Corporation Law of the State of California, (ii) will advance expenses to the Indemnitees for defending certain proceedings, and (iii) is authorized to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Corporation currently maintains policies of insurance under which the directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ( the "Securities Act"), may be permitted of directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 The Exhibit Index immediately preceding the exhibits is incorporated herein by this reference.

ITEM 9.          UNDERTAKINGS

                          (a)     The Corporation hereby undertakes:

                                  (1)      To file, during any period in which
                 offers or sales are being made, a post-effective amendment to this Registration Statement:

                                        (i)     To include any prospectus
                          required by Section 10(a)(3) of the Securities Act;

                                        (ii)    To reflect in the prospectus
                          any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                        (iii)   To include any material
                          information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs if such information is contained in periodic reports filed with or





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

                 furnished to the Securities and Exchange Commission by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 30th day of January, 1997.

                                        ALPHA MICROSYSTEMS, a California
                                        corporation

                                        By: /s/DOUGLAS J. TULLIO
                                           ------------------------------------
                                               Douglas J. Tullio, President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

                 Each individual whose signature appears below constitutes and appoints Clark E. Reynolds, Douglas J. Tullio and James A. Sorensen, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.











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
                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                   TITLE                       DATE
            ---------                   -----                       ----
/s/CLARK E. REYNOLDS               Chairman of the Board        January 30, 1997
----------------------------
Clark E. Reynolds

/s/DOUGLAS J. TULLIO               President, Chief Executive   January 30, 1997
----------------------------         Officer and Director
Douglas J. Tullio

/s/JOHN F. GLADE                   Vice President, Engineering  January 30, 1997
----------------------------      and Manufacturing, Secretary
John F. Glade                             and Director

/s/JAMES A. SORENSEN                 Chief Financial Officer    January 30, 1997
----------------------------
James A. Sorensen

/s/ROCKELL N. HANKIN                        Director            January 30, 1997
----------------------------
Rockell N. Hankin

/S/RICHARD E. MAHMARIAN                     Director            January 30, 1997
----------------------------
Richard E. Mahmarian














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

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                           DESCRIPTION

 3.1          Restated Bylaws of Registrant

 4.5          Alpha Microsystems 1993 Employee Stock Option Plan
              (incorporated herein by reference to Exhibit 10 to the Registration Statement on Form S-8 (Registration No. 33-62411) of Registrant)

 4.6          First Amendment to Alpha Microsystems 1993 Employee
              Stock Option Plan

 4.7          Second Amendment to Alpha Microsystems 1993 Employee
              Stock Option Plan

 4.8          Alpha Microsystems 1996 Nonemployee Director Stock
              Compensation Plan

 4.9 First Amendment to Alpha Microsystems 1996 Nonemployee Director Stock Compensation Plan

 4.10         Alpha Microsystems Employee Stock Purchase Plan

 5            Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP








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


EXHIBIT
NUMBER                  DESCRIPTION

 23           Consent of Allen, Matkins, Leck, Gamble &
              Mallory LLP (included as part of Exhibit 5 hereto)

 23.1         Consent of Ernst & Young LLP

 24 Power of Attorney (included at page 5 of the Registration Statement)


















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